Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-140865) of People’s United Financial Inc. of our report dated June 27, 2008 appearing in this Annual Report on Form 11-K of the Chittenden Corporation Incentive Savings and Profit Sharing Plan for the year ended December 31, 2007.

/s/ McSoley McCoy & Co.

South Burlington, Vermont

June 27, 2008